UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2025

TELOMIR PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-41952	87-2606031
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 SE 2nd St, Suite 2000, #1009

Miami, Florida
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (786) 396-6723

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	TELO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Telomir Pharmaceuticals Announces Telomir-1 Demonstrates Dose-Dependent Restoration of Neurological, Liver and Kidney Function in Wilson’s Disease Animal Model

On June 11, 2025, Telomir Pharmaceuticals, Inc. (NASDAQ:TELO) announced new preclinical data demonstrating that its lead small molecule candidate, Telomir-1, significantly improved neurological, behavioral, liver- and kidney-related outcomes in a clinically relevant animal model of Wilson’s disease (ATP7B C271X -/- zebrafish).

Wilson’s disease is a rare and potentially life-threatening genetic disorder caused by mutations in the ATP7B gene, which impair the body’s ability to eliminate excess copper. This results in progressive copper accumulation—primarily in the liver and brain—causing inflammation, tissue damage, and organ dysfunction over time. Patients may experience liver failure, movement disorders, cognitive decline, and psychiatric symptoms. If left untreated, the condition can be fatal. Current therapies involve lifelong copper chelation or liver transplantation, underscoring the need for safer, disease-modifying treatments.

In this preclinical study, Telomir-1 demonstrated dose-dependent and statistically significant reversal of multiple disease-relevant endpoints in the Wilson’s disease model:

●	Up to a 4- to 5-fold reduction in episodic tremor events
●	Normalization of swim distance, swim velocity, and exploratory behavior
●	Reversal of ataxia-like behaviors, including abnormal body bends and turn angles
●	Approximately 50% reduction in copper accumulation in dry liver tissue
●	Significant and dose-dependent improvement in liver and kidney histopathology, with liver and kidney scores reduced to near-normal levels
●	Normalization of ALT, AST, and bilirubin—three critical markers of liver health. ALT and AST are enzymes that spike in response to liver injury, while bilirubin is a waste product that builds up when the liver cannot properly filter toxins. Elevated levels of all three are commonly seen in Wilson’s disease due to copper-induced liver damage. Telomir-1 restored these values to levels indistinguishable from wild-type animals, indicating protection of liver function and improved detoxification capacity.
●	Improved survival under high copper exposure conditions

The study demonstrated that Telomir-1 produced a statistically significant and dose-dependent reversal of neurological dysfunction, liver and kidney damage, copper accumulation, and mortality in a clinically relevant genetic model of Wilson’s disease. These findings support Telomir-1’s potential as a disease-modifying treatment targeting both hepatic and neurological manifestations of copper toxicity and justify further development toward human studies in rare genetic disorders involving copper dysregulation.

Telomir Pharmaceuticals is operating at full speed and currently advancing Telomir-1 toward an IND submission in a rare disease indication by year-end, with human clinical trials planned for the first half of 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELOMIR PHARMACEUTICALS, INC.

Dated: June 11, 2025	By:	/s/ Erez Aminov
	Name:	Erez Aminov
	Title:	Chief Executive Officer